UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2019 (April 15, 2019)

TMSR Holding Company Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000

(Address of Principal Executive Offices) (Zip code)

+86-022-5982-4800

(Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chuanliu Ni

On April 15, 2019, Mr. Chuanliu Ni resigned from his position as the Co-Chairman and Director of TMSR Holding Company Limited (the “Company”), effective immediately. His resignation is due to personal reason and not a result of any disagreement with the Company relating to its operations, policies or practices.

Resignation of Jiazhen Li

On April 15, 2019, Ms. Jiazhen Li resigned from all position held with the Company and its subsidiaries, including Chief Executive Officer, effective immediately. Her resignation is due to personal reason and not a result of any disagreement with the Company relating to its operations, policies or practices.

Resignation t of Xiaoyan Shen

On April 15, 2019, Ms. Xiaoyan Shen resigned from all positions held with the Company and its subsidiaries, including Chief Financial Officer, effective immediately. Her retirement is not a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Yimin Jin

Effective April 15, 2019, the Company’s board of directors (the “Board”) appointed Mr. Yimin Jin as the new Co-Chairman and a director of the Board to fill the vacancy created by the resignation of Mr. Chuanliu Ni. Mr. Yin was also appointed by the Board to be the new Chief Executive Officer to fill the vacancy created by the resignation of Ms. Jiazhen Li.

The biographical information of Mr. Jin is set forth below.

From 1995 to 2001, Mr. Jin served as the General Manager of Shanghai Pudong Development Bank. From 2001 to October 2015, Mr. Jin served as the Managing Director of Shanghai Xiefeng Science and Technology Investment Co., Ltd. Mr. Jin served as general manager of Shanghai Guangdian Assets Management Co., Ltd. since November 2015 until now. Mr. Jin received his college diploma from Shanghai Shanda College in 1993 and received his Bachelor of Finance degree from Shanghai Television University in 1998. Mr. Jin obtained his MSBA degree from Madonna University in 2001. We believe Mr. Jin is well qualified to serve on our board of directors because of his extensive investment experience.

Mr. Jin does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

On April 15, 2019, the Company entered into an employment agreement with Mr. Jin, pursuant to which he receives an annual base salary of $100,000. Under this employment agreement, Mr. Jin is employed as the Company’s CEO for a term of five years, which automatically renews for additional one year terms unless previously terminated with prior written notice by either party. The Company may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of Mr. Jin, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, Mr. Jin will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the Mr. Jin’s right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Mr. Jin’s employment as CEO without cause upon one-month advance written notice. In such case of termination by the Company, the Company is required to provide compensation to Mr. Jin, including severance pay equal to 12 months of base salary. Mr. Jin may terminate the employment at any time with prior written notice if there is any significant change in his duties and responsibilities as CEO or a material reduction in his annual salary. In such case, Mr. Jin will be entitled to receive the amount of base salary earned and not paid prior to termination.

The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

1

Appointment of Lei Wang

Effective April 15, 2019, the Board appointed Ms. Lei Wang as the new Chief Financial Officer to fill the vacancy created by the retirement of Ms. Xiaoyan Shen.

The biographical information of Ms. Wang is set forth below.

Ms. Wang has 12 years of financial services experience in compliance, operational risk & risk management, internal controls & audit and senior management for compliance, risk management and operational issues. From October 2018 to February 2019, Ms. Wang was the General Manager of Zhongzhi Wealth Management. From November 2017 to October 2018, Ms. Wang was the Chief Financial Officer of National Art Exchange, Inc.(OTC:NAEX), an OTC Market listed company. Ms. Wang served as a Team Lead of the Operational Risk & Control, Compliance and Regulatory Reporting group of Alliance Bernstein L. P. from April 2014 to October 2017. Prior to Alliance Bernstein L.P., Ms. Wang worked as a senior analyst with a focus on the Sarbanes-Oxley Act and risk management at Royal Bank of Scotland from July 2012 to December 2013. Previously she was a senior associate at Deloitte from November 2009 to June 2012. Ms. Lei Wang has received a bachelor degree in Accounting from Oxford Brookes University, a master’s degree in Accounting from University of Virginia and an MBA from the University of New York Stern School Of Business.

Ms. Wang does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

On April 15, 2019, the Company entered into an employment agreement with Ms. Wang, pursuant to which she receives an annual base salary of $30,000. Under this employment agreement, Ms. Wang is employed as the Company’s CFO on a part-time basis for a term of five years, which automatically renews for additional one year terms unless previously terminated on three months written notice by either party. The Company may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of Ms. Wang, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, Ms. Wang will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the Ms. Wang’s right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Ms. Wang’s employment as CFO without cause upon one-month advance written notice. In such case of termination by the Company, the Company is required to provide compensation to Ms. Wang, including severance pay equal to 12 months of base salary. Ms. Wang may terminate the employment at any time with prior written notice if there is any significant change in her duties and responsibilities as CFO or a material reduction in her annual salary. In such case, Ms. Wang will be entitled to receive the amount of base salary earned and not paid prior to termination..

The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Mr. Yimin Jin and TMSR Holding Company Limited, dated April 15, 2019

10.2	Employment Agreement between Ms. Wei Wang and TMSR Holding Company Limited, dated April 15, 2019

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR Holding Company Limited

Date: April 15, 2019	By:	/s/ Zheyi Wang
Zheyi Wang
Co-Chairman

3